SCHEDULE 14C INFORMATION

         Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]  Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]  Definitive Information Statement

                   The Sportsman's Guide, Inc.
         (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                 CHERNESKY, HEYMAN & KRESS P.L.L.
                         Attorneys at Law
                10 Courthouse Plaza SW, Suite 1100
                          P.O. Box 3808
                     Dayton, Ohio 45401-3808
                           937/449-2800


                        February 10, 1997



Via EDGAR

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC  20549

     Re:  The Sportsman's Guide, Inc.
          File No. 0-15767
          Definitive Information Statement for Special Meeting

Sir or Madam:

     Enclosed for filing pursuant to Rule 14c-5(b) under the Securities Exchange Act of 1934 are definitive copies of The
Sportsman's Guide, Inc.'s information statement for a special meeting of shareholders to be held on March 5, 1997 for the purpose of voting upon a reverse stock split. Copies of this material are being released to shareholders on February 10, 1997.


                                   Very truly yours,



                                   Steven R. Watts

SRW\kdb
cc:  Mr. Charles B. Lingen
     Ralph E. Heyman, Esq.
     Bruce A. Teeters, Esq.